                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         MENTOR GRAPHICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             MERRILL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[logo]

Dear Shareholder:

    You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Mentor Graphics Corporation to be held in Wilsonville, Oregon, on Thursday, May 4, 1995. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon. I urge you to review them carefully.

    YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of Mentor Graphics shares you own, your presence by proxy is important to establish a quorum and your vote is important.

    Thank you for your continued interest in Mentor Graphics Corporation.

                                          Sincerely,
                                          Walden C. Rhines
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                          MENTOR GRAPHICS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 4, 1995

To the Shareholders of Mentor Graphics Corporation:

    The Annual Meeting of Shareholders of Mentor Graphics Corporation, an Oregon corporation, will be held on Thursday, May 4, 1995 at 5:00 p.m., Pacific Time, at the Company's offices at 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777 for the following purposes, as more fully described in the accompanying Proxy Statement:

        1. To elect directors to serve for the ensuing year and until their successors are elected.

        2. To act upon a proposal to amend the Company's 1989 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan.

        3. To ratify the appointment of the independent auditors of the Company for 1995.

        4. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

    The above items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on March 10, 1995 are entitled to notice of and to vote at the Annual Meeting.

                                          Sincerely,

                                          Frank S. Delia
                                          VICE PRESIDENT AND
                                          CHIEF ADMINISTRATIVE OFFICER

Wilsonville, Oregon
March 31, 1995

    THE COMPANY CORDIALLY INVITES ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                       MAILED TO SHAREHOLDERS ON
                                                         OR ABOUT MARCH 31, 1995

                          MENTOR GRAPHICS CORPORATION
                             8005 SW BOECKMAN ROAD
                         WILSONVILLE, OREGON 97070-7777

                              -------------------

                                PROXY STATEMENT

    Mentor Graphics Corporation (Mentor Graphics or Company) is soliciting the enclosed proxy for use at its Annual Meeting of Shareholders to be held Thursday, May 4, 1995 at 5:00 p.m., Pacific Time, or at any adjournment of that meeting. The Company will hold the Annual Meeting at 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777.

    Mentor Graphics will bear the cost of this solicitation. The Company has retained Georgeson & Company to assist in soliciting proxies from brokers and nominees for the Annual Meeting at an estimated cost of $6,500 plus out-of-pocket expenses. In addition, Mentor Graphics may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. The Company will solicit proxies by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact.

    The mailing address of the Company's principal executive offices is 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777 and its telephone number is (503) 685-7000.

    UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT.

PROCEDURAL MATTERS

    Shareholders of record at the close of business on March 10, 1995 are entitled to notice of and to vote at the meeting. At the record date, 51,651,775 shares of Mentor Graphics Common Stock were issued and outstanding and entitled to one vote per share. Each share of Common Stock outstanding on the record date is entitled to one vote per share at the 1995 annual meeting of shareholders. For information regarding holders of 5% or more of the outstanding Common Stock, see "Information Regarding Beneficial Ownership of Principal Shareholders and Management."

    Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The designated proxy holders will vote all valid, unrevoked proxies at the Annual Meeting in accordance with the instructions given.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The directors of the Company are elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. Under Oregon law, if a quorum is present at the meeting, the five nominees for election as directors who receive the greatest number of eligible votes cast will be elected directors. Abstention from voting or nonvoting by brokers will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the five nominees named below, who are all currently directors of the Company. If any nominee of Mentor Graphics is unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any nominee designated by the present Board of Directors to fill the vacancy.

    The nominees for director are listed below together with certain information about each of them. Directors Hathaway and Strohm have chosen not to stand for re-election as directors of the Company and will be retiring as directors as of the Annual Meeting. (The Company thanks them for their years of service.) Effective as of the Meeting, the number of directors of the Company has been adjusted from seven to five.

                                                                                                            SHARES OF COMMON
                                                                                                           STOCK BENEFICIALLY
                                                                                                              OWNED AS OF
                                                                                                             MARCH 10, 1995
                                                                                                         ----------------------
                                                                                             DIRECTOR      NUMBER      PERCENT
                NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                       AGE         SINCE      OF SHARES   OF TOTAL
-----------------------------------------------------------------------------  -----------  -----------  -----------  ---------
JON A. SHIRLEY...............................................................          56         1989      106,142(1)     *
  Chairman of the Board of Directors of the Company since 1994; Private
  Investor; President and Chief Operating Officer of Microsoft Corporation (a
  developer of computer software) from 1983 to 1990; director of Microsoft
  Corporation.
MARSHA B. CONGDON............................................................          48         1991       34,902(2)     *
  Vice President, Policy and Strategy, of US West Inc. (a provider of communications services) since 1995; Vice President, Policy and Strategy, of US West Communications (a provider of telecommunications services)
  during 1994; Regional Vice President and Chief Executive Officer-Oregon
  from 1992-1994; Vice President and Chief Executive Officer-Oregon from 1987 to 1992.
JAMES R. FIEBIGER............................................................          53         1994            0       *
  Chairman of the Board and Managing Director of Thunderbird Technologies,
  Inc. (a technology licensing company) since 1993; President and Chief
  Operating Officer of VLSI Technology Inc. (a manufacturer of semiconductors) from 1988 to 1993; director of Zycad Corporation (a manufacturer of electronic design automation tools).
WALDEN C. RHINES.............................................................          48         1993      201,800(3)     *
  President and Chief Executive Officer of the Company since 1993; Executive
  Vice President, Semiconductor Group, and Vice President of Texas
  Instruments Inc. (a manufacturer of electronics products) from 1987 to
  1993; director of Cirrus Logic, Inc. (a manufacturer of semiconductors).
FONTAINE K. RICHARDSON.......................................................          53         1983       91,600(4)     *
  General Partner of Eastech Management Company (a private venture capital firm) since 1983; director of Banyan Systems Inc. (a manufacturer of computer network software products).

------------
 *   Less than 1%

(1)  Includes  5,000  shares  held  and   101,142  shares  subject  to   options
     exercisable within 60 days of March 10, 1995.

(2) Includes 1,253 shares held and 33,649 shares subject to options exercisable within 60 days of March 10, 1995.

(3) Includes 101,800 shares held and 100,000 shares subject to options exercisable within 60 days of March 10, 1995.

(4) Includes 91,600 shares subject to options exercisable within 60 days of March 10, 1995.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of Mentor Graphics met eight times during 1994. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

    The Audit Committee of the Board of Directors, which consists of directors Congdon and Fiebiger, met eight times during 1994. (During 1994 and through the date of the 1995 Annual Meeting, Mr. Strohm, a retiring director, was also a member of this committee.) This committee meets from time to time with management and the Company's independent auditors to consider financial and accounting matters. The Compensation Committee of the Board of Directors, which consists of directors Congdon, Richardson and Shirley, met six times during the year. (During 1994 and through the date of the 1995 Annual Meeting, this committee consisted of directors Richardson and Shirley and Mr. Hathaway, a retiring director. Ms. Congdon was appointed to the committee in 1995.) This committee recommends compensation and fringe benefits for existing and future employees and administers the Company's stock option and purchase plans. The Nominating Committee consists of directors Fiebiger, Congdon, Richardson and Shirley. The Nominating Committee did not meet during 1994, however, directors Hathaway, Richardson, Shirley and Strohm submitted by resolution the nomination of Mr. Fiebiger to serve as a director. This committee meets from time to time to administer policies and procedures for board membership and to identify and recommend board candidates. The Nominating Committee also considers shareholder nominations made in writing to the Corporate Secretary.

    No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during 1994.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company are paid an annual fee of $20,000 and are reimbursed for expenses incurred in attending Board and Board committee meetings. Any Non-Employee Director who also serves as Chairman of the Board is paid an additional annual fee of $10,000.

  1987 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    The 1987 Non-Employee Directors' Stock Option Plan (1987 Plan) was adopted in 1987 and amended in 1994 by the Board of Directors and the shareholders. An aggregate of 1,100,000 shares of Common Stock have been reserved for issuance under the 1987 Plan. On the date of each Annual Meeting of shareholders, each Non-Employee Director elected is automatically granted an option to purchase 10,000 shares of Common Stock and any Non-Employee Director elected Chairman of the Board is automatically granted an additional option to purchase 2,500 shares. Options under the 1987 Plan are granted at exercise prices equal to the fair market value of the Common Stock on the grant date. On the date of the 1994 Annual Meeting directors Congdon, Richardson and Shirley were automatically granted options for 10,000 shares each at an exercise price of $14.3125. If re-elected, directors Congdon and Richardson will each be automatically granted an option for 10,000 shares; Mr. Shirley, who served as Chairman since the 1994 Annual Meeting, will automatically be granted an option for 12,500 shares on the date of the Annual Meeting; and Mr. Fiebiger will receive an option grant of 5,918 shares reflecting the fact that he has been a director for only part of the year preceding the Annual Meeting. The 1987 Plan also provides that each new Non-Employee Director is automatically granted an option to purchase 30,000 shares of Common Stock at the time of the person's initial election to the Board. Upon his initial election to the Board in October, 1994, Mr. Fiebiger was granted an option to purchase 30,000 shares at an exercise price of $11.125 per share. All options have a ten year term from the date of grant and are exercisable for 20 percent of the number of shares covered by the option at the end of each of the first five years following grant. The 1987 Plan is administered by the Compensation Committee. No director exercised an option granted under the plan to purchase shares during the year, however, director Shirley exercised an option to purchase 5,000 shares of Common Stock at $9.935 per share in February 1995.

                   INFORMATION REGARDING BENEFICIAL OWNERSHIP
                    OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table shows beneficial ownership of the Company's Common Stock as of March 10, 1995 by the only shareholders known by the Company to beneficially own 5% or more of the Common Stock, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as of March 10, 1995 as a group:

                                                                 AMOUNT AND NATURE
                                                                   OF BENEFICIAL
            NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP         PERCENT
-------------------------------------------------------------  ---------------------  ---------
Merrill Lynch & Co., Inc.....................................         4,655,600(1)         9.5%
and various subsidiaries
World Financial Center, North Tower
New York, NY 10281-1323
State of Wisconsin Investment Board..........................         4,576,000(2)        9.38%
P.O. Box 7842
Madison, WI 53707
FMR Corp.....................................................         3,667,700(3)        7.52%
82 Devonshire Street
Boston, MA 02109
Capital Research and Management Company,.....................         3,635,000(4)        7.46%
a registered investment adviser and
an operating subsidiary of
The Capital Group, Inc.
333 South Hope Street
Los Angeles, CA 90071
Crabbe-Huson Company.........................................         2,896,700(5)         5.9%
121 S.W. Morrison
Portland, OR 97204

                                                                 AMOUNT AND NATURE
                                                                   OF BENEFICIAL
                  NAME OF EXECUTIVE OFFICER                          OWNERSHIP         PERCENT
-------------------------------------------------------------  ---------------------  ---------
Walden C. Rhines.............................................           201,800(6)        *
Waldo J Richards.............................................            43,095(7)        *
R. Douglas Norby.............................................            20,000(8)        *
James J. Luttenbacher........................................             9,586(9)        *
Frank S. Delia...............................................            21,648(10)       *
All directors and executive officers as a group
  (11 persons)...............................................           553,995(11)        1.0%

------------
 *   Less than 1%
 (1) Information provided as of February 10, 1995 in a Schedule 13G filed by the shareholder.
 (2) Information provided as of February 13, 1995 in a Schedule 13G filed by the shareholder.
 (3) Information provided as of February 13, 1995 in a Schedule 13G filed by the shareholder.
 (4) Information provided as of February 8, 1995 in a Schedule 13G filed by the shareholder.
 (5) Information provided as of February 10, 1995 in a Schedule 13G filed by the shareholder.
 (6) Includes 101,800 shares held and 100,000 shares subject to options exercisable within 60 days of March 10, 1995.
 (7) Includes 3,095 shares held and 40,000 shares subject to options exercisable within 60 days of March 10, 1995.
 (8) Includes 15,000 shares held and 5,000 shares subject to options exercisable within 60 days of March 10, 1995.
 (9) Includes 3,586 shares held and 6,000 shares subject to options exercisable within 60 days of March 10, 1995.
(10) Includes 782 shares held and 20,866 shares subject to options exercisable within 60 days of March 10, 1995.
(11) Includes 132,106 shares held and 421,889 shares subject to options exercisable within 60 days of March 10, 1995.

              INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows compensation paid by the Company for the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers (Named Executive Officers).

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                          ----------------
                                                  ANNUAL COMPENSATION        SECURITIES
             NAME AND                           ------------------------     UNDERLYING           ALL OTHER
        PRINCIPAL POSITION             YEAR      SALARY($)    BONUS($)    OPTIONS/SARS(#)    COMPENSATION($)(6)
-----------------------------------  ---------  -----------  -----------  ----------------  ---------------------
Walden C. Rhines                          1994     400,000      276,000               0                   0
President and Chief Executive             1993      84,872      413,333         600,000                   0
Officer(1)                                1992          --           --              --                  --
Waldo J Richards                          1994     247,458      150,000          15,000               4,620
Senior Vice President, Product            1993     199,449       37,000         100,000                 734
Operations(2)                             1992          --           --              --                  --
R. Douglas Norby                          1994     235,000      160,000               0               4,620
Senior Vice President                     1993      86,166       66,667         250,000                   0
and Chief Financial                       1992          --           --              --                  --
Officer(3)
James J. Luttenbacher                     1994     148,927       51,000           4,500               4,620
Chief Accounting Officer and              1993     142,648       14,000               0               4,497
Corporate Controller(4)                   1992          --           --              --                  --
Frank S. Delia                            1994     148,142       58,816           8,000(5)            4,620
Vice President, Chief                     1993     145,000       20,000               0               4,350
Administrative Officer, General           1992     145,000            0          64,200               4,364
Counsel and Secretary

------------
(1)  Dr. Rhines began employment with the Company in October 1993.

(2) Mr. Richards began employment with the Company in February 1993. He resigned as an employee of the Company in March 1995.

(3)  Mr. Norby began employment with the Company in July 1993.

(4) Mr. Luttenbacher began employment with the Company in August 1992 and became an executive officer in October 1993.

(5) On October 7, 1992, the Compensation Committee and the Board of Directors approved a repricing of outstanding options under the Company's employee stock option plans. For purposes of the table above, repriced options are considered to be option grants and, therefore, are included in the number of options granted in 1992. If repriced options are not counted, an option grant in 1992 was made to Mr. Delia for 10,000 shares.

(6) Amounts shown are Company contributions to the Individual Deferred Tax and Savings Plan pursuant to which the Company's U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants for the last fiscal year to the Named Executive Officers.

                                                                                                      POTENTIAL REALIZABLE
                                                              INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                          ----------------------------------------------------------    ANNUAL RATES OF
                                             # OF                                                         STOCK PRICE
                                          SECURITIES      % OF TOTAL                                    APPRECIATION FOR
                                          UNDERLYING    OPTIONS GRANTED    EXERCISE OR                   OPTION TERM(2)
                                            OPTIONS     TO EMPLOYEES IN    BASE PRICE    EXPIRATION   --------------------
                  NAME                    GRANTED(1)      FISCAL YEAR       ($/SHARE)       DATE       5% ($)     10% ($)
----------------------------------------  -----------  -----------------  -------------  -----------  ---------  ---------
Walden C. Rhines........................          --              --               --             --         --         --
Waldo J Richards........................      15,000             1.7            9.625      7/31/2004     90,797    230,097
R. Douglas Norby........................          --              --               --             --         --         --
James J. Luttenbacher...................       4,500              .5            9.625      7/31/2004     27,239     69,029
Frank S. Delia..........................       8,000              .9            9.625      7/31/2004     48,425    122,718

------------
(1) Each option is fully exercisable four years after August 4, 1994, with 25% becoming exercisable on each of the first four anniversaries after that date. All options become fully exercisable upon a "change in control" of the Company as defined in the 1982 Stock Option Plan. Unless otherwise determined by the Compensation Committee before the occurrence of the event, a "change in control" generally includes the following events: the acquisition by any person of 20% or more of the Company's Common Stock, the nomination (and subsequent election) of a majority of the Company's directors by persons other than the incumbent directors and the approval by the Company's shareholders of a merger, share exchange, sale of substantially all of the Company's assets or plan of liquidation.

(2) The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table provides information on option exercises for the last fiscal year by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1994.

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                  SHARES                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                ACQUIRED ON                    OPTIONS AT FY-END(#)              AT FY-END($)
                                 EXERCISE        VALUE      ---------------------------   ---------------------------
             NAME                   (#)       REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Walden C. Rhines..............         0                0   100,000          400,000         362,500      1,450,000
Waldo J Richards..............         0                0    20,000           95,000         102,500        494,375
R. Douglas Norby..............         0                0    20,000(1)       230,000         127,500      1,466,250
James J. Luttenbacher.........         0                0     6,000           13,500          50,250        100,688
Frank S. Delia................    30,000          217,500    20,866           23,334         178,761        186,840

------------
(1) Includes 15,000 shares currently held by Mr. Norby as the result of exercising an option to purchase these shares in February 1995.

EMPLOYMENT AGREEMENTS

    In connection with the hiring of R. Douglas Norby in July 1993, the Company entered into an employment agreement with him for a two year term. Pursuant to this agreement, Mr. Norby was granted a ten-year option for 100,000 shares of Common Stock at the then current market price of $8.875 per share, vesting 20% per year over the first five years of his employment. Also pursuant to this agreement, he was granted a ten-year option for 150,000 shares of Common Stock at $8.875 per share subject to both time and performance vesting. One-third of the shares will vest after the third anniversary of the grant if the average closing price of the Common Stock over any 30-day period after such third anniversary exceeds $25. One-third of the shares will vest after the fourth anniversary if such 30-day average closing price exceeds $30, and the remaining third will vest after the fifth anniversary if such 30-day average closing price exceeds $40. All of the shares will vest if Mr. Norby is employed by the Company 9 1/2 years after the grant. The agreement also provides that if the Company terminates Mr. Norby's employment without cause during the term of the agreement, the Company will continue his salary and health insurance for two years after such termination.

    In connection with the hiring of Dr. Walden C. Rhines in October 1993, the Company agreed that if it terminates the employment of Dr. Rhines without cause at any time prior to October 15, 1995, the Company will pay Dr. Rhines $600,000 in settlement of any and all claims he may have against the Company.

                              CERTAIN TRANSACTIONS

    During 1994, the Company had an outstanding loan in the amount of $75,000 to Frank S. Delia at 10% interest for the purchase of real estate. The Company held a security interest in certain assets securing this loan. Mr. Delia has repaid the loan in full. In connection with the resignation of Thomas H. Bruggere as an officer and employee of the Company on February 11, 1994, the Company entered into a consulting and non-compete agreement with Mr. Bruggere pursuant to which Mr. Bruggere received a continuation of his $400,000 annual salary through January 31, 1995, a one-year extension of health insurance, and with respect to outstanding options for 277,700 shares of Common Stock an extension of vesting through October 7, 1995 and an extension of exercisability through October 7, 1996.

            REPORT OF THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE

    The philosophy of the Company's executive compensation plan is to:

        (a) attract highly talented executives;

        (b) motivate executives to high levels of performance;

        (c) retain needed executive resources; and

        (d) recognize the differing impact that various executives have on the achievement of corporate goals.

    To achieve these objectives, the Company pays executives on a total compensation approach that includes base salary, annual bonus dependent on corporate performance and stock options. The Compensation Committee of the Board of Directors, which is comprised of non-employee directors, reviews and approves the compensation to be paid to executive officers.

    Compensation of executive officers consists of the following components:

    BASE SALARY: Salaries for executive officers are reviewed on an annual basis. In reviewing executive salaries, data from a third party survey is considered. In using the third party survey, the Company compares itself to other high-tech companies with annual revenues of $200 million to $500 million, and generally establishes salaries in the third quartile (50th to 75th percentile) for the group. This group of comparable companies differs from the companies in the Media General index used for the performance graph that follows this report, which consists of companies in the software and data processing businesses without regard to annual revenue. The salary survey group may include those companies in the Media General index with annual revenues of $200 million to $500 million, while it does not include companies in the Media General index with revenues outside of the $200 million to $500 million range. Nonetheless, the Company believes that the salary survey group is an appropriate peer group for compensation purposes.

    BONUS: The Compensation Committee annually establishes an Incentive Bonus Plan to provide for the payment of cash bonuses to executive officers and other employees based on corporate performance. Payments under the Incentive Bonus Plan are considered to be the variable portion of the total compensation for executive officers and are determined according to the level of the Company's competitiveness in its marketplace. Early each year the Compensation Committee approves a target bonus amount for each executive officer to be paid based on achievement of a certain operating income percentage (i.e., operating income as a percentage of revenues) for the year. For this purpose, the Company's reported operating income may be adjusted by the Compensation Committee in its discretion to exclude unusual items such as acquisition-related expenses, one-time charges and reversals. The potential bonus increases or decreases based on the achievement of higher or lower operating income percentages. The potential bonus for officers other than the Chief Executive Officer is then subject to further adjustment based on satisfaction of divisional goals established by the Chief Executive Officer, and each officer's bonus is subject to adjustment up or down based on a subjective judgment as to individual performance. For 1994, target bonuses for executive officers ranged from 15 percent to 50 percent of base salary, with 100 percent of the target payable upon attainment of a six percent operating income for the year, 50 percent of the target payable upon a four percent operating income level and no target bonus payable unless an operating income percentage of at least three percent was achieved. Based on 1994 operating income which after adjustment by the Compensation Committee resulted in an 8.4 percent operating income percentage, the Compensation Committee approved a payout of 138 percent of target bonuses.

    STOCK OPTIONS: The Company believes that stock options granted to key employees, including executive officers, provide such persons with significant compensation based on overall Company performance as reflected in the stock price, create a valuable retention device through standard four-year vesting schedules and help align employees' and shareholders' interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and annually to a broad group of existing key employees including executive officers. All executive officers, other than certain officers who had recently received large new-hire options, received stock option grants as part of the 1994 annual option grant program for key employees. Annual option programs typically involve a total pool of between 600,000 and 800,000 shares. Individual award levels are determined primarily by a matrix which allocates the available shares based on position within the Company, with some discretionary adjustments based on subjective performance factors. Third party survey data is considered in establishing the upper levels of the matrix with the Company seeking to grant options in the middle range of comparable companies.

    DEDUCTIBILITY OF COMPENSATION: Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. However, upon the exercise of nonqualified stock options the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under proposed regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER: Dr. Rhines became Chief Executive Officer in October 1993 following an extensive recruiting effort for a new CEO. His initial annual salary was set at $400,000, the same as the then current salary of the Company's prior CEO. This salary level was in the third quartile of CEO salaries among comparable companies from the third party survey used by the Company. Dr. Rhines' bonus target under the 1994 Incentive Bonus Plan was $200,000, or 50 percent of his salary, and he received a payout of $276,000, or 138 percent of the target. Dr. Rhines was not granted any stock options in 1994 because of the large option grant he had just received upon his hiring in October 1993. It is anticipated that he will participate in future annual option grants.

                                          COMPENSATION COMMITTEE

                                          Jon A. Shirley
                                          David R. Hathaway
                                          Fontaine K. Richardson

PERFORMANCE GRAPH

    Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG MENTOR GRAPHICS CORPORATION, S&P 500 INDEX
           AND MEDIA GENERAL SOFTWARE, DATA PROCESSING GROUP INDEX(1)

                                [Paste-up Chart]

MEASUREMENT PERIOD                                                              S&P 500   MEDIA GENERAL
(FISCAL YEAR COVERED)                                        MENTOR GRAPHICS     INDEX        INDEX
-----------------------------------------------------------  ----------------  ---------  --------------
Measurement Point:
12/31/89                                                        $   100.00     $  100.00    $   100.00
Fiscal Year Ending:
12/31/90                                                        $    76.50     $   96.88    $   108.10
12/31/91                                                        $    90.78     $  126.42    $   189.83
12/31/92                                                        $    51.18     $  136.08    $   207.41
12/31/93                                                        $    88.34     $  149.80    $   221.46
12/31/94                                                        $    97.98     $  151.78    $   270.99

                               ASSUMES $100 INVESTED ON DECEMBER 31, 1989
                                      ASSUMES DIVIDENDS REINVESTED
                                    FISCAL YEARS ENDING DECEMBER 31

------------
(1)  This  is  an  industry group  index  published by  Media  General Financial
     Services.

                       APPROVAL OF AMENDMENT TO 1989 PLAN
                                (PROPOSAL NO. 2)

    Mentor Graphics' 1989 Employee Stock Purchase Plan (1989 Plan) was adopted by the Board of Directors and shareholders in 1989. The 1989 Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The 1989 Plan permits all regular employees of the Company to acquire Common Stock through regular payroll deductions of up to 10% of an employee's salary. An aggregate of 3,400,000 shares of Common Stock have been reserved for issuance under the 1989 Plan.

  AMENDMENT

    At March 10, 1995 only 688,475 shares of Common Stock were available for purchase under the 1989 Plan. The Board of Directors believes that the 1989 Plan has promoted the interests of the Company and its shareholders by encouraging employees to become shareholders and therefore promote the Company's growth and success. The Board also believes that the 1989 Plan will be an important factor in the Company's continuing ability to offer a competitive benefit package to existing and prospective employees of the Company. Accordingly, in February 1995, the Board of Directors approved an amendment to the 1989 Plan, subject to shareholder approval, to reserve an additional 2,000,000 shares of Common Stock under the plan. A copy of the 1989 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A.

DESCRIPTION OF THE 1989 PLAN

    The essential features of the 1989 Plan are outlined below.

  ELIGIBILITY

    Except as described below, all regular employees of the Company and designated subsidiaries, including employees who are officers or directors, will be eligible to participate in the 1989 Plan. Any employee who owns or would be deemed to own 5 percent or more of the voting power or value of all classes of stock of the Company will be ineligible to participate in the 1989 Plan. Approximately 1,600 employees are eligible to participate in the 1989 Plan.

  OPTION GRANT AND PURCHASE OF SHARES

    Options under the 1989 Plan may be granted at any time by the Compensation Committee to all eligible employees to purchase shares of the Company's Common Stock. The options will be effectively granted on a day specified by the Committee (Grant Date) and will be exercisable on another day specified by the Committee (Exercise Date), provided that the Exercise Date cannot be more than 27 months after the Grant Date. The Company's practice under the 1989 Plan has been to grant options on a quarterly basis with the Grant Date as the first day of the quarter and the Exercise Date as the last day of the quarter or the first day of the following quarter. Options may not be granted for more than 600 shares per employee per grant and no employee may purchase shares with a fair market value (determined at the Grant Date) exceeding $25,000 in any one calendar year. Each eligible employee may elect to participate in the 1989 Plan by filing a subscription and payroll deduction authorization. Shares may be purchased under the 1989 Plan only through payroll deductions of not more than 10% of an employee's compensation. On the Exercise Date the amounts withheld will be applied to purchase shares for the employee from the Company. The purchase price is determined on the Grant Date and may not be less than the lesser of 85 percent of the fair market value of the Common Stock on the Grant Date or on the Exercise Date. Any cash balance remaining after purchase of whole shares will be retained in the employee's account for use on subsequent Exercise Dates unless the employee requests distribution of these funds.

    An employee may terminate participation in the 1989 Plan by written notice to the Company at least 10 days before the Exercise Date. The employee may then receive all funds withheld from his or her pay and not yet used to purchase shares. An employee may reinstate participation in the 1989 Plan, but only after the first Exercise Date following termination. The rights of employees under the 1989 Plan are not transferable.

  ADMINISTRATION

    The 1989 Plan is administered by the Compensation Committee. The Compensation Committee may promulgate rules and regulations for the operation of the 1989 Plan, adopt forms for use in connection with the plan, decide any question of interpretation of the plan or rights arising thereunder and generally supervise the administration of the plan. The Company will pay all expenses of the 1989 Plan.

  CUSTODIAN

    An independent custodian maintains the records and employees' cash accounts under the 1989 Plan. Shares purchased by employees under the 1989 Plan are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be transferred into the employee's own name and delivered to the employee.

  AMENDMENTS

    The Board of Directors may amend the 1989 Plan, except that without the approval of the shareholders of the Company, the plan may not be amended to increase the number of shares reserved for the plan, extend the term of the plan, decrease the purchase price, materially increase benefits or materially modify eligibility requirements. The Board of Directors may terminate the 1989 Plan at any time, except that termination will not affect outstanding options.

  TAX CONSEQUENCES

    The 1989 Plan is intended to be treated as a stock option arrangement for tax purposes and is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, employees are not taxed on income or gain with respect to the 1989 Plan either at the Grant Date or at the Exercise Date. If an employee disposes of the shares purchased under the 1989 Plan more than two years after the Grant Date and more than one year after the Exercise Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price or (2) the excess of the fair market value of the shares on the Grant Date over the option price (determined as if the option had been exercised on the Grant Date). Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

    If an employee disposes of shares purchased under the 1989 Plan within two years after the Grant Date or within one year after the Exercise Date, the employee will be required to report the excess of the fair market value of the shares on the Exercise Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Exercise Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee's holding period for the shares. In the event of a disposition within either of such periods, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

PURCHASES UNDER THE 1989 PLAN

    The following table indicates shares purchased under the 1989 Plan during the last fiscal year by the Named Executive Officers, by all executive officers as a group and by all employees (excluding executive officers) as a group:

                                                                                     SHARES PURCHASED IN 1994
                                                                                 ---------------------------------
                                                                                     DOLLAR
                                     NAME                                           VALUE(1)     NUMBER OF SHARES
-------------------------------------------------------------------------------  --------------  -----------------
Walden C. Rhines...............................................................          2,340            1,200
Waldo J Richards...............................................................          7,342            2,400
R. Douglas Norby...............................................................              0                0
James J. Luttenbacher..........................................................          5,032            1,653
Frank S. Delia.................................................................          1,868              625
All executive officers (7 officers)............................................         17,928            6,573
All employees, excluding executive officers....................................      1,439,901          479,856

------------
(1) "Dollar Value" equals the difference between the price paid for shares purchased under the 1989 Plan and the fair market value of the shares on the Exercise Date.

VOTE REQUIRED

    The affirmative vote of the holders of at least a majority of the Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter is required for adoption of Proposal No. 2. Abstentions have the effect of "no" votes in determining whether the proposal is approved. Broker non-votes are not counted as present for this purpose and have no effect on the results of the vote. All valid proxies will be voted FOR Proposal No. 2 unless a contrary choice is indicated.

    THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 2. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

                     RATIFICATION OF SELECTION OF AUDITORS
                                (PROPOSAL NO. 3)

    The Board of Directors has selected KPMG Peat Marwick as the Company's independent auditors for 1995 and is submitting the selection to shareholders for ratification. KPMG Peat Marwick has examined the financial statements of the Company and its subsidiaries each year since the inception of the Company in 1981. Proxies will be voted in accordance with the instructions specified in the proxy form. Representatives of KPMG Peat Marwick will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 3. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

                            DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposals to be considered for inclusion in proxy material for the Company's Annual Meeting to be held in 1996 must be received at the principal executive offices of the Company not later than December 2, 1995.

                                          By Order of the Board of Directors

                                          Frank S. Delia
                                          VICE PRESIDENT AND
                                          CHIEF ADMINISTRATIVE OFFICER

March 31, 1995

                                                                       EXHIBIT A

                          MENTOR GRAPHICS CORPORATION
                       1989 EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE OF THE PLAN. Mentor Graphics Corporation (Company) believes that ownership of shares of its common stock by its employees, and by the employees of any participating subsidiary (hereinafter defined), is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company's growth and success. The purpose of the Company's 1989 Employee Stock Purchase Plan (Plan) is to provide a convenient means by which employees of the Company and subsidiaries may purchase the Company's shares and a method by which the Company may assist and encourage employees to become shareholders.

     2. SHARES RESERVED FOR THE PLAN. There are 5,400,000 [3,400,000]* shares of the Company's authorized but unissued or reacquired Common Stock, no par value (Common Stock), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (Committee) appointed by the Board of Directors of the Company without any further approval from the shareholders, which determination shall be conclusive.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

     4. ELIGIBLE EMPLOYEES. Except as provided below, all regular employees of the Company and all regular employees of each of the Company's subsidiary corporations that is designated by the Committee as a participant in the Plan (Participating Subsidiary) are eligible to participate in the Plan. Any employee who would after an offering pursuant to the Plan own or be deemed (under section 424(d) of the Internal Revenue Code of 1986, as amended (IRC)) to own stock (including stock that may be purchased under any outstanding options) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A regular employee is one who has been employed by the Company or any of its subsidiaries for at least three months and who is in the active service of the Company or any subsidiary corporation of the Company on the date an offering is made under the Plan, excluding, however, any employee whose customary employment is 20 or fewer hours per week or whose customary employment is for not more than five months per calendar year.

     5. PARTICIPATION IN THE PLAN. From time to time, until the supply of shares reserved under Section 2 of the Plan is exhausted, the Committee may grant options under the Plan to all, but not less than all, eligible employees (Optionees). Each option shall give the Optionee the right to purchase up to 600 shares of Common Stock and shall be effectively granted on the day specified by the Committee (date of grant) and shall be exercisable on the day specified by the Committee (exercise date); provided, however, that no option shall be exercisable after the expiration of 27 months from the date of grant. No option may be granted pursuant to the Plan that would allow an Optionee's right to purchase shares under all stock purchase plans of the Company and its parent and subsidiaries to which IRC Section423 applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to a subscription accrues on the exercise date. Optionees may participate in the Plan with respect to all or a portion of the shares covered by the option by filing with the Company, on forms supplied by the Company, a subscription and a payroll deduction authorization. The payroll deduction authorization will authorize the employing corporation to

------------
* Matter in BOLDFACE is new; matter [BRACKETED AND IN ITALICS] has been deleted.

deduct a specific amount from each of the Optionee's regular paychecks beginning with the first paycheck following the filing of the payroll deduction authorization and continuing for so long as the Committee continues to grant new options effective prior to or within seven days after each exercise date and until the Optionee amends or terminates the payroll deduction authorization. The Optionee may not specify a payroll deduction amount that is less than $10 or greater than 10 percent of the gross amount of the Optionee's base salary, hourly compensation, including overtime pay, and commission earnings, for each payroll period. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deduction to the Company. After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following an exercise date, but may terminate participation in the Plan any time prior to the tenth day before an exercise date by written notice to the Company. However, an Optionee may not reinstate participation in the Plan with respect to a particular grant after once terminating participation in the Plan with respect to that grant. Upon receipt of a notice of termination, the Company will pay to the Optionee all amounts deducted from the Optionee's pay and not yet delivered to the Custodian (hereinafter defined).

     6. PURCHASE OF SHARES. All amounts withheld from the pay of an Optionee shall be credited to the Optionee's account under the Plan by the Custodian appointed under paragraph 8. The amounts withheld may be accumulated by the Company and paid to the Custodian at any time prior to the exercise date. No interest will be paid on the amounts accumulated by the Company or the amounts held in any account maintained by the Custodian. On the exercise date, the amount of the account of each Optionee will be applied to purchase of shares by that Optionee from the Company. Although an Optionee's account may reflect a fraction of a share, no fractional shares will be sold by the Company or delivered pursuant to paragraph 8. Any cash balance remaining in an Optionee's account upon termination of participation or after the exercise date shall be retained in the Optionee's account for purchase of shares pursuant to subsequently granted options, if any. Upon request to the Custodian, the cash balance shall be refunded to the Optionee.

     7. OPTION PRICE. The price at which Common Stock may be purchased upon exercise of options granted pursuant to the Plan shall be determined by the Committee at the time of grant; provided, however, that (a) the option price for a particular grant shall be the same for all Optionees, and (b) the option price per share shall in no event be less than the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the date of grant, or (ii) an amount that pursuant to the terms of the option may not be less than 85 percent of the fair market value of a share of Common Stock on the exercise date.

     8. DELIVERY AND CUSTODY OF SHARES. Shares purchased by Optionees pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firm (Custodian) as shall be appointed by the Committee. By appropriate instructions to the Custodian on forms to be provided for that purpose, an Optionee may obtain transfer into the Optionee's own name of all or part of the shares held by the Custodian for the Optionee's account and delivery of such shares to the Optionee.

     9. RECORDS AND STATEMENTS. The Custodian will maintain the records of the Plan. As soon as practicable after the exercise date each Optionee shall receive a statement showing the activity of the Optionee's account since the date of grant and the balance on the exercise date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

    10. 1984 PLAN PARTICIPANTS. All valid subscription and payroll deduction authorizations executed by optionees participating in the Company's 1984 Employee Stock Purchase Plan (1984 Plan) at the termination of the 1984 Plan shall be valid for all purposes under the Plan without further action by such optionees. The Custodian is authorized to continue without interruption under the Plan all accounts maintained under the 1984 Plan and in existence at its termination, together with all account balances contained therein, without further action by optionees under the 1984 Plan.

    11. EXPENSES OF THE PLAN. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

    12. RIGHTS NOT TRANSFERABLE. The right to purchase shares under this Plan is not transferable by an Optionee and is exercisable during the Optionee's lifetime only by the Optionee.

    13. DIVIDENDS AND OTHER DISTRIBUTIONS. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the Optionees entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the Optionee directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective Optionees entitled thereto.

    14. VOTING AND SHAREHOLDER COMMUNICATIONS. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each Optionee's account to be voted in accordance with instructions from the Optionee or, if requested by an Optionee, will furnish to the Optionee a proxy authorizing the Optionee to vote the shares held by the Custodian for the Optionee's account. Copies of all general communications to shareholders of the Company will be sent to Optionees participating in the Plan.

    15. RESPONSIBILITY. Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Optionee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

    16. CONDITIONS AND APPROVALS. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company's securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

    17. AMENDMENT OF THE PLAN. The Board of Directors may from time to time amend the Plan in any and all respects, except that without approval of the shareholders of the Company, the Board of Directors may not (a) increase the number of shares reserved for the Plan, (b) extend the term of the Plan, (c) decrease the purchase price of shares offered pursuant to the Plan, (d) materially increase benefits accruing to the Optionees under the Plan, or (e) materially modify eligibility requirements under the Plan.

    18. TERMINATION OF THE PLAN. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except that such termination shall not affect previously granted options still outstanding.

    19. EFFECTIVE DATE OF THE PLAN. The Plan shall not become effective until it has been approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company represented at a meeting of shareholders in person or by proxy. Following such approval, the Plan shall become effective immediately upon termination of the 1984 Plan.

                          MENTOR GRAPHICS CORPORATION
                          ANNUAL MEETING, MAY 4, 1995
                     PROXY SOLICITED BY BOARD OF DIRECTORS

    The undersigned appoints Dr. Walden C. Rhines, Frank S. Delia and Dean M. Freed and each of them, proxies with power of substitution to vote on the undersigned's behalf all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of Mentor Graphics Corporation on May 4, 1995 and any adjournments of that meeting, with all powers that the undersigned would possess if personally present, with respect to the following:

1.         Election of          / / FOR all nominees (except    / / WITHHOLD AUTHORITY
           directors:           as marked to the contrary         to vote for all nominees listed
                                below)                            below
 (Note: To withhold authority to vote for any individual, strike a line through the nominee's name below.)
 MARSHA B. CONGDON, JAMES R. FIEBIGER, WALDEN C. RHINES, FONTAINE K. RICHARDSON AND JON A. SHIRLEY
2.         Proposal to amend the Company's 1989 Employee Stock Purchase Plan
                        /  /    FOR                  /  /    AGAINST                  /  /   ABSTAIN
3.         Proposal to ratify the appointment of independent auditors of the Company
                        / /    FOR                  /  /    AGAINST                  /  /    ABSTAIN

    A majority of the proxies or substitutes present at the meeting may exercise all the powers granted by the proxy.

  MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF
                              THE ABOVE MEASURES.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

    THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF ALL PROPOSALS. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

  YOU WILL SAVE THE COMPANY EXPENSE AND TIME IF YOU WILL DATE, SIGN AND RETURN
               THIS PROXY AS SOON AS POSSIBLE BEFORE MAY 4, 1995.
Date: ___________________, 1995                       Shares:
                                                      __________________________
                                                      __________________________
                                                      __________________________
                                                     Signature or signatures

                                                  Please  date and  sign as name
                                                  is imprinted  on  this  proxy,
                                                  including designation as
                                                  executor,  trustee,  etc.,  if
                                                  applicable. The  president  or
                                                  other  authorized officer must
                                                  sign for  a  corporation.  All
                                                  co-owners must sign.